Exhibit 99.3
Independent Auditors’ Consent
The Board of Directors
Gentiva Health Services, Inc.:
We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-41284), in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (No. 333-88663) and on Form S-8 (No. 333-115725 and No. 333-129116) of Gentiva Health Services, Inc. of our report dated May 15, 2006 with respect to the consolidated balance sheets of The Healthfield Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the Form 8-K/A Amendment No.1 of Gentiva Health Services, Inc. dated May 15, 2006.
/s/ KPMG LLP

Atlanta, Georgia
May 15, 2006